EXHIBIT 4.13

                                    SCHEDULE

                   Information on six substantially identical
                         Assignments of Leases and Rents
                           dated as of March 23, 2001
                    to First Union National Bank as Assignee


       (Six additional documents are identical, except as set forth below, to the document included as Exhibit 4.5)

                 Apartment Property                             Assignor
                 ------------------                             --------
                 Harbour Club Apartments                        CRIT-VA II, Inc.
                 Virginia Beach, Virginia

                 Highland Hills Apartments                      CRIT-NC III, LLC
                 Carrboro, North Carolina

                 Canyon Hills                                   CAC II Limited Partnership
                 Austin, Texas

                 Park Village                                   CAC II Limited Partnership
                 Bedford, Texas

                 Summertree                                     CAC II Limited Partnership
                 Dallas, Texas

                 The Courts on Pear Ridge                       CAC II Limited Partnership
                 Dallas, Texas